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Exhibit 99.1

EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM,
DATED DECEMBER 17, 2012

        Unless we indicate otherwise or the context requires, "we," "us," "our," "IAC," and the "Company," refer to IAC/InterActiveCorp and its consolidated subsidiaries.

 Forward-looking information

        These excerpts contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: IAC's future financial performance, IAC's business prospects and strategy, anticipated trends and prospects in the industries in which IAC's businesses operate and other similar matters. These forward-looking statements are based on IAC management's current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

        Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others the risk factors set forth below. Other unknown or unpredictable factors that could also adversely affect IAC's business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in these excerpts may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of these excerpts. IAC does not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Description of certain indebtedness

Revolving credit facility

Overview

        This offering is not conditioned on entry into the Revolving Credit Facility, and we may elect not to enter into the Revolving Credit Facility on the terms described in this offering memorandum or at all.

        We expect to enter into a Revolving Credit Facility by and among ourselves, certain of our subsidiaries, certain lenders and JPMorgan Chase Bank, N.A., as administrative agent. The description of the Revolving Credit Facility included in this offering memorandum describes the expected terms, which are subject to change. The terms of the Revolving Credit Facility will be those included in the definitive documentation.

        The Revolving Credit Facility is expected to be a five-year $300 million revolving credit facility that will include sub-limits for letters of credit and swingline loans. In addition, we expect to have the right to increase the Revolving Credit Facility in an aggregate amount of up to $100 million, subject to, among other things, receipt of commitments for any such increase.

        The obligations under the Revolving Credit Facility are expected to be secured by the stock of certain of our subsidiaries and guaranteed by certain of our subsidiaries.

Interest rate and fees

        Borrowings under the Revolving Credit Facility will bear interest, at our option, at either (a) a base rate or (b) LIBOR, in each case plus an applicable margin (the "Applicable Margin"). The Applicable Margin will be a percentage (i) from 0.25% to 1.00% for loans bearing interest at the base rate and (ii) from 1.25% to 2.00% for LIBOR loans, with the Applicable Margin in each instance depending on our total leverage ratio.

        We will also be required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of unutilized commitments thereunder. The commitment fee will be a percentage from 0.20% to 0.35% depending on our total leverage ratio. In addition, we will be required to pay customary fees in connection with the issuance of letters of credit.

Guarantees and security

        All obligations under the Revolving Credit Facility and any cash management or hedging arrangement undertaken by us or a Guarantor (as defined below) that is entered into with a lender or any of its affiliates under the Revolving Credit Facility (the "Obligations") are expected to be guaranteed by each of our existing and future direct and indirect wholly-owned material domestic subsidiaries (collectively, the "Guarantors"). We and each of the Guarantors expect to grant the administrative agent and the lenders a valid and perfected first priority (subject to customary exceptions) lien and security interest in all present and future shares of capital stock owned by us or such Guarantor of each of our present and future material domestic subsidiaries and 65% of each class of capital stock of any of our material first-tier foreign subsidiaries or the material first-tier foreign subsidiaries of any Guarantor (the "Collateral").

        Notwithstanding the preceding provisions, at any time that (i) our corporate credit/family ratings are at least BBB- from Standard & Poor's Ratings Services ("S&P") and at least Baa3 from Moody's Investors Service, Inc. ("Moody's") and (ii) no default or event of default exists, then we will have the right, by written notice to the Administrative Agent to require that all of the security interests on the Collateral be released; provided, however, that the Collateral shall be required to be reinstated if, among other events, (i) our corporate credit/family ratings are subsequently downgraded by either S&P or Moody's to a level below BBB- or Baa3, respectively, or (ii) we cease to have a corporate credit/family rating by either such agency.

Covenants

        The Revolving Credit Facility is expected to contain a number of covenants that restrict the ability of us and certain of our subsidiaries to take specified actions, including, among other things and subject to certain significant exceptions: (i) creating liens; (ii) incurring indebtedness; (iii) making investments and acquisitions; (iv) engaging in mergers, dissolutions and other fundamental changes; (v) making dispositions; (vi) making restricted payments, including dividends; (vii) consummating transactions with affiliates; (viii) entering into sale-leaseback transactions; (ix) placing restrictions on distributions from subsidiaries; and (x) changing our fiscal year.

        Under the Revolving Credit Facility, we are required to maintain a maximum total leverage ratio of no greater than 3.00 to 1.00, as of the end of each fiscal quarter.

        Additionally, the Revolving Credit Facility is expected to contain customary affirmative covenants and events of default.

7.00% Senior Notes due 2013 (i.e., the 7.00% Senior Notes)

        The 7.00% Senior Notes due 2013, in the amount of $15.8 million, are unsecured obligations that bear interest at a rate of 7.00% and are due January 15, 2013. The 7.00% Senior Notes are redeemable, in whole or in part, prior to January 15, 2013, subject to the terms of the indenture, as supplemented, governing the 7.00% Senior Notes. As of September 30, 2012, we were in compliance with this indenture, as supplemented.

5% New York City Industrial Development Agency Liberty Bonds due 2035 (i.e., the Liberty Bonds)

        In connection with the financing of the construction of our corporate headquarters, on August 31, 2005, the New York City Industrial Development Agency (the "Agency") issued $80 million in aggregate principal amount of New York City Industrial Development Agency Liberty Bonds (IAC/InterActiveCorp Project), Series 2005 (the "Liberty Bonds"), maturing September 1, 2035. We are obligated to make all principal, interest and other payments in respect of the Liberty Bonds pursuant to certain security and payment arrangements between us and the Agency, which arrangements were entered into in connection with the closing of the Liberty Bond issuance. Our payment obligation under the Liberty Bonds is collateralized by a mortgage interest in our corporate headquarters.

Derivatives

        Historically, we have not hedged foreign currency exchange risks because cash flows from international operations are generally reinvested locally. However, we periodically review our strategy for hedging foreign currency exchange risks. Our objective in managing our foreign currency exchange risk is to minimize our potential exposure to the changes that foreign currency exchange rates might have on our earnings, cash flows and financial position.

Other financial data

	Nine months ended September 30,		Years ended December 31,
	2012	2011	2011	2010	2009
	(Dollars in thousands)
Adjusted EBITDA(1)	$359,080	$260,928	$365,126	$253,476	$183,252

(1)
While Adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily compatible to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted EBITDA should not be considered as a substitute for, nor superior to, GAAP measures. We present a reconciliation of Adjusted EBITDA to operating income (loss) below.

	Nine months ended September 30,		Years ended December 31,
	2012	2011	2011	2010	2009
	(In thousands)
Adjusted EBITDA	$359,080	$260,928	$365,126	$253,476	$183,252
Less: Non-cash compensation expense	(65,258)	(66,053)	(88,588)	(84,280)	(70,081)
Less: Depreciation	(37,490)	(43,373)	(56,719)	(63,897)	(61,391)
Less: Amortization and impairment of intangibles	(18,058)	(9,195)	(22,057)	(27,472)	(157,031)
Less: Amortization of non-cash marketing	—	—	—	—	(15,868)
Less: Goodwill impairment	—	—	—	(28,032)	(916,868)

Operating income (loss)	$238,274	$142,307	$197,762	$49,795	$(1,037,987)

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  Exhibit 99.1
EXCERPTS FROM PRELIMINARY OFFERING MEMORANDUM, DATED DECEMBER 17, 2012
Forward-looking information
Description of certain indebtedness
Other financial data